AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 2004
                                                     REGISTRATION NO. 333-116144


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------


                                   FORM S-3/A
                               (Amendment No. 1)


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------


                               I.D. SYSTEMS, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                11-2953972
------------------------------------   ----------------------------------------
 (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)


                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 996-9000
--------------------------------------------------------------------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                JEFFREY M. JAGID
                             CHIEF EXECUTIVE OFFICER
                               I.D. SYSTEMS, INC.
                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 996-9000
--------------------------------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                           MITCHELL S. NUSSBAUM, ESQ.
                                 LOEB & LOEB LLP
                                 345 PARK AVENUE
                               NEW YORK, NY 10154
                                 (212) 407-4000

                        --------------------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
--------------------------------------------------------------------------------

  Title of
 Each Class                        Proposed         Proposed          Amount
of Securities                      Maximum          Maximum             of
   to be          Amount to     Offering Price     Aggregate       Registration
Registered      be Registered     per Share      Offering Price        Fee
-------------   -------------   --------------   --------------    ------------

Common Stock,
par value
$.01 per share      25,000        $14.81(1)         $370,250          $46.91

--------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) on the basis of the average of the bid and asked price on the Nasdaq SmallCap Market on June 25, 2004.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JUNE __, 2004

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES NOR MAY IT ACCEPT OFFERS TO BUY THESE SECURITIES UNTIL THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


                                  25,000 SHARES


                               I.D. SYSTEMS, INC.

                                  COMMON STOCK


         This prospectus relates to the sale of 25,000 shares of I.D. System's common stock by the selling stockholder named herein. The selling stockholder will receive all of the net proceeds from the sale of the shares.



         The address and telephone number of I.D. System's principal executive offices are:

                              One University Plaza
                          Hackensack, New Jersey, 07601
                                 (201) 996-9000


         Our common stock currently is quoted on the Nasdaq SmallCap Market under the symbol "IDSY." The last reported bid price of our common stock on the Nasdaq SmallCap Market on June 28, 2004 was $15.11.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           ---------------------------------------------------------

                  The date of this Prospectus is June __, 2004

                                Table of Contents

                                                                           PAGE

Summary........................................................................2
Risk Factors...................................................................3
Special Information About Forward-Looking Statements...........................5
Use of Proceeds................................................................6
Selling Stockholders...........................................................6
Plan of Distribution...........................................................7
Description of Securities......................................................7
Legal Matters..................................................................8
Experts........................................................................8
Indemnification For Securities Act Liabilities.................................9
Where You Can Find More Information About Us...................................9

                                     SUMMARY

         We were incorporated in Delaware in 1993. We are a leading provider of advanced wireless solutions for tracking, managing, and securing enterprise assets. Our patented RF (radio frequency) technology and proprietary software, The Wireless Asset Net(TM) System, enables real-time, automated, cost-effective monitoring, control, and analysis of a broad range of objects. Our solutions can benefit users by reducing operating costs, increasing security and revenues, improving safety, enhancing service, and increasing profits. Our customers include American Axle, Archer Daniels Midland, Avis Rent A Car System, Inc., Daimler Chrysler, Deere & Co., Ford Motor Company, Hallmark Cards, Target Corporation, 3M Company, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others.

         The primary hardware components of our system are wireless programmable "Asset Communicators" installed on each asset and one or more fixed-position "System Monitors" which form a coverage area. These devices communicate with each other via low-power radio frequency transmissions with no ongoing communication costs.

         Asset Communicators are miniature programmable computers that provide significantly more functionality than conventional asset tracking "RFID tags". For example, Asset Communicators can control access, detect asset movement/location, monitor asset utilization, provide two-way text messaging, and store a large amount of dynamic, configurable asset data. The firmware in the devices can also be readily customized to meet specific customer needs.

         The system does not require a central or controlling computer to make decisions. Asset Communicators and System Monitors make decisions autonomously, which significantly reduces the overall system cost and improves system reliability. System Monitors incorporate a computer network connection as well as a two-way radio frequency transceiver, and are capable of linking to both the mobile assets being monitored and to management software on the network.

         We design and implement software as well as hardware. Our modular software systems are user-friendly, utilizing a robust database platform, a Windows-style browser-based graphical user interface and options for both client-server and web-based delivery.

EXECUTIVE OFFICES

         Our executive offices are located at One University Plaza, Hackensack, New Jersey 07601. Our telephone number is 201-996-9000. Our corporate website address is: www.id-systems.com.

You should read the entire prospectus and any documents incorporated by reference carefully before purchasing our common stock. In this prospectus, "I.D. Systems," "we," "us" and "our" refer to the business that is owned and conducted by I.D. Systems, Inc. and its subsidiaries and not to the selling stockholders.

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THE PURCHASE OF OUR COMMON STOCK. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND ALL DOCUMENTS INCORPORATED BY REFERENCE, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE UNDER "WHERE YOU CAN FIND MORE INFORMATION ABOUT US".

THE MARKET FOR OUR TECHNOLOGY MIGHT NOT DEVELOP, CAUSING OUR REVENUES TO
DECREASE

         Our success is highly dependent on the continued market acceptance of our wireless monitoring and tracking system. The market for wireless monitoring and tracking products and services is new and rapidly evolving. We are not certain that our future target customers will purchase our wireless monitoring and tracking system. Additionally, we cannot assure you that the market for wireless monitoring and tracking technology will continue to emerge or become sustainable. If the market for our products fails to grow, develops more slowly than we expect or becomes saturated with competing products or services, then our revenues will not increase and our financial condition will be materially adversely affected.

OUR CONCENTRATION OF REVENUE TO ONE MAJOR CUSTOMER, FORD MOTOR COMPANY, MAY ADVERSELY AFFECT OUR BUSINESS IF FORD DECIDES TO DISCONTINUE PURCHASING OUR PRODUCTS.

         During 2003, net sales to our largest customer, Ford Motor Company, represented 58% of total revenue and 54% of our accounts receivable as of December 31, 2003. Our revenue and our profitability would be adversely affected if this customer ceased purchasing from us. We would have no guarantee that we would be able to replace the loss of such revenue with existing or new customers or in a timely manner to avoid an adverse financial impact to our business.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, LIMITING OUR ABILITY TO DEVELOP AND EXPAND OPERATIONS

         Based on our current estimates, we believe that we have sufficient cash to continue operations for at least the next 12 months. Unplanned expenses or development opportunities may require us to raise additional capital. We cannot be certain that additional financing will be available when we require it and to the extent that we require it. If additional funds are unavailable to us, or are not available to us on acceptable terms, we may be unable to fund our expansion, develop or enhance our products or respond to competitive pressures.

IF WE RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF COMMON STOCK, PREFERRED STOCK OR CONVERTIBLE DEBT SECURITIES, THE PERCENTAGE OWNERSHIP OF OUR THEN EXISTING STOCKHOLDERS WILL BE DILUTED

         We have issued common stock, options and warrants to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At June 1, 2004, there were warrants to purchase 307,000 shares of common stock outstanding. Additionally, there were options to employees and directors outstanding for the purchase of approximately 2,372,619 shares of our common stock. We expect to continue to grant employees stock options. Holders of our common stock do not have preemptive rights. Therefore, issuances of additional securities will dilute the percentage ownership of our stockholders.

OUR FAILURE TO PROTECT OUR PROPRIETARY TECHNOLOGY MAY IMPAIR OUR COMPETITIVE POSITION

         We believe that we have a competitive advantage due to our intellectual property rights. Although we seek to protect our intellectual property rights through patents, copyrights, trade secrets and other measures, we cannot be certain that:

         o    we will be able to adequately protect our technology;

         o our patents will not be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the technology described in the patent;

         o competitors will not be able to develop similar technology independently; and

         o intellectual property laws will be adequate to protect our intellectual property rights.

         Furthermore, policing the unauthorized use of our products is difficult, and expensive litigation may be necessary to enforce our intellectual property rights. Accordingly, we cannot be certain that we will be able to protect our proprietary rights against unauthorized third party copying or use. If we are unsuccessful in protecting our intellectual property, we may lose the technological advantage we have over competitors.

WE COULD INCUR SUBSTANTIAL COSTS DEFENDING OUR INTELLECTUAL PROPERTY FROM A CLAIM OF INFRINGEMENT BY A THIRD PARTY

         In recent years, there has been significant litigation in the United States involving claims of alleged infringement of patents and other intellectual property rights. We could incur substantial costs to defend any such litigation. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future as a result of an alleged infringement of another's intellectual property. If a claim of infringement of intellectual property rights was decided against us, we could be required to:

         o cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

         o obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or

         o redesign those products or services that incorporate such technology.

IF WE ARE UNABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, WE MAY BE UNABLE TO MEET THE NEEDS OF OUR CUSTOMERS

         Our market is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render our existing technology obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, we will be unable to satisfactorily meet the needs of our customers. To be successful, we must adapt to rapidly changing market conditions by continually improving the responsiveness, services and features of our products and by developing new features to meet customer needs. Our inability to meet customer needs would lead to a loss of customers.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO RECRUIT ADDITIONAL PERSONNEL, OUR BUSINESS MAY SUFFER

         We are dependent on the continued employment and performance of our executive officers and key employees, particularly Jeffrey M. Jagid, Chief Executive Officer, Kenneth S. Ehrman, Chief Operating Officer, Ned Mavrommatis, Chief Financial Officer, and Michael Ehrman, Executive Vice President of Engineering and Frederick Muntz, Executive Vice President Sales and Marketing. We currently do not have employment agreements with our key employees. Like other companies in our industry, we face intense competition for qualified personnel.

Many of our competitors for qualified personnel have greater resources than we have. We cannot be certain that we will be able to maintain salaries at market levels. Therefore, we cannot be certain that we will be successful in attracting or retaining qualified personnel in the future.

WE MIGHT NOT BE ABLE TO OBTAIN THE SERVICES OF QUALIFIED SUBCONTRACTORS TO PRODUCE OUR PRODUCTS LEADING TO DISRUPTION IN PRODUCTION AND DISTRIBUTION OF OUR PRODUCTS TO OUR CUSTOMERS

         In order to meet our requirements under our contracts, we rely on the efforts and skills of subcontractors for the manufacture of our products and the delivery of our products to our customers. There is great competition for the most qualified and competent subcontractors. If we are unable to afford or hire qualified subcontractors the quality of our services and products could decline. Such conditions would limit our ability to perform our contracts with customers.

THE FEDERAL GOVERNMENT MIGHT IMPLEMENT SIGNIFICANT REGULATIONS WHICH MIGHT REQUIRE US TO INCUR SIGNIFICANT COMPLIANCE COSTS

         Our products transmit radio frequency waves, the transmission of which is governed by the rules and regulations of the Federal Communication Commission. Our ability to design, develop and sell our products will continue to be subject to the rules and regulations of the Federal Communication Commission for the foreseeable future. The implementation of unfavorable regulations, or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs, cause the development of the affected markets to become impractical or otherwise adversely affect our ability to produce or market our products.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH WE WILL BE UNABLE TO SUCCESSFULLY OPERATE OUR BUSINESS IN THE FUTURE

         Our rapid growth has placed, and is expected to continue to place, a significant strain on our managerial, technical, operational and financial resources. To manage our expected growth, we will have to implement and improve our operational and financial systems, and we will have to train and manage our growing employee base. We will also need to maintain and expand our relationships with customers, subcontractors and other third parties. If we are unable to effectively manage our growth, our business may become inefficient and we might not be able to effectively compete with competitors.

OUR NEW PRODUCTS MAY CONTAIN TECHNOLOGICAL FLAWS AND WE MAY INCUR SUBSTANTIAL LIABILITY DUE TO THESE FLAWS

         Complex technological products like ours often contain undetected errors or failures when first introduced or when new versions of the products are introduced. Despite our every effort to eliminate these flaws, there still may be flaws in our new products, even after the commencement of commercial shipments. These flaws could result in a delay of, or failure to, achieve market acceptance of our products, which, since our products are used in business critical applications could lead to substantial product liability claims. Such claims could not only adversely affect our immediate financial condition, but could permanently injure our reputation in our industry.

              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 USE OF PROCEEDS


         The selling stockholder is selling all of the shares covered by this prospectus for his own account. Accordingly, we will not receive any proceeds from the sale of the shares.


                              SELLING STOCKHOLDERS




         The following table lists information regarding the selling stockholder's ownership of shares of our common stock as of June 28, 2004. Information concerning the selling stockholder may change from time to time.

         The selling stockholder has not held any position nor had any material relationship with I.D. Systems or its affiliates during the past three years.

                                                     NUMBER OF                         NUMBER OF
                                                      SHARES                          SHARES TO BE    PERCENT OF THE
                                                   BENEFICIALLY       NUMBER OF       BENEFICIALLY      CLASS STILL
                                                   OWNED BEFORE      SHARES THAT      OWNED IF ALL      OWNED AFTER
                     NAME                          THE OFFERING    MAY BE OFFERED   SHARES ARE SOLD   THE OFFERING(1)
-----------------------------------------------    ------------    --------------   ---------------   ---------------
Jack Silver                                           25,000            25,000              0                 0
     Totals                                           25,000            25,000              0                 0

--------------------

(1)  Assumes that all of the shares of the common stock offered are sold.

                              PLAN OF DISTRIBUTION


         The selling stockholder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of his shares of common stock in private transactions or on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:


         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o    short sales;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.


         The selling stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may also engage in put options, call options, other forms of derivative securities and other transactions in our securities and may sell or deliver shares in connection with these transactions. The selling stockholder may pledge his shares to his brokers under the margin provisions of customer agreements. If the selling stockholders default on a margin loan, his broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated.

         The selling stockholder and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered hereby sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.


                            DESCRIPTION OF SECURITIES

GENERAL


         We are authorized to issue 15,000,000 shares of common stock, par value $.01 per share, of which 7,559,373 were issued and outstanding on June 28, 2004. We are also authorized to issue 5,000,000 shares of preferred stock, $.01 par value per share. No shares of preferred stock are currently outstanding.


COMMON STOCK

         The holders of shares of common stock have no preemptive rights and the shares are not subject to redemption. Holders of common stock are not entitled to cumulative voting.

PREFERRED STOCK

         We are authorized to issue 5,000,000 million shares of preferred stock, in one or more classes or series as determined from time to time by the board of directors.

         The board of directors has the authority to issue shares of preferred stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of these preferred shares, subject only to the limitations and restrictions contained in our certificate of incorporation. No stockholder approval is needed. The board of directors is empowered to issue preferred stock with rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of an issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

CERTIFICATE OF INCORPORATION ANTI-TAKEOVER PROVISIONS

         Our certificate of incorporation contains several provisions which would delay, defer or prevent a change of control from occurring. The board of directors has the authority to issue preferred stock without stockholder approval with any rights or preferences the board of directors determines. Additionally, the stockholders of I.D. Systems are not permitted to act by written consent, and are therefore only permitted to take corporate at annual or special meetings. Special meetings of stockholders may only be called by:

         o the board of directors pursuant to a resolution adopted by a majority of the entire board of directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of I.D. Systems entitled to vote in the election of directors, voting as a single class, or

         o    the Chairman of the Board or the President of I.D. Systems.

In addition, the affirmative vote of at least 75% of the voting power of all the shares of capital stock of I.D. Systems entitled to vote in the election of directors, voting as a single class is required to amend or repeal the provisions dealing with meetings of stockholders. These provisions make it more difficult for someone attempting to effect a change in control to do so.

DELAWARE LAW ANTI-TAKEOVER PROVISION

         We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. This provision could make it more difficult for an "interested stockholder" to obtain control of us without the approval of the board of directors.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                                  LEGAL MATTERS

         Loeb & Loeb LLP, New York, NY, has passed upon the validity of the securities offered hereby.

                                     EXPERTS


         Eisner LLP, our independent auditors, have audited our financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements included in such annual reports are incorporated by reference in reliance on the report of Eisner LLP, given on their authority as experts in accounting and auditing.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporate Law provides, in general, that a corporation incorporated under the laws of the State of Delaware may:

         o indemnify any director, officer, employee or agent who worked directly for it or who worked at its request for another enterprise and was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action by or in the right of the corporation.

         o indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any of the aforementioned people in connection with the action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the corporation had no reasonable cause to believe that this person's conduct was unlawful.

         o in the case of a derivative action, indemnify any person against expenses actually and reasonably incurred by this person in connection with the defense or settlement of the action or suit, if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action was brought determines that this person is fairly and reasonably entitled to indemnity for his/her expenses.

         Our certificate of incorporation authorizes us to indemnify all persons permitted to be indemnified under Section 145 of the Delaware General Corporate Law, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of small business issues pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

         o    Current Report on Form 8-K filed on May 10, 2004;

         o Proxy Statement dated April 30, 2004, relating to our 2003 Annual Meeting of Stockholders; and

         o the description of our common stock under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A filed on June 10, 1999 with the SEC under Section 12 of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus. This request must be made to us at our executive offices at One University Plaza Hackensack, New Jersey, 07601, Attention: Ned Mavrommatis, or by calling us at (201) 996-9000.

========================================================      =======================================================
We have not authorized any dealer, salesperson or any
other person to give any information or to represent
anything not contained I.D. Systems, Inc. in this
prospectus. You must not rely on any unauthorized                                I.D. SYSTEMS, INC.
information. This prospectus does not offer to sell or
buy any shares in any jurisdiction where it is
unlawful. The information in this prospectus is
current as of June 29, 2004.

                   TABLE OF CONTENTS                                             25,000 SHARES OF
                                                                                   COMMON STOCK
                                             PAGE

Summary.........................................2
Risk Factors....................................3
Special Information About
   Forward-Looking Statements...................5                            ------------------------
Use of Proceeds.................................6
Selling Stockholders............................6                                    PROSPECTUS
Plan of Distribution............................7
Description of Securities.......................7                            ------------------------
Legal Matters...................................8
Experts.........................................8                                  JUNE __, 2004
Indemnification For Securities Act
   Liabilities..................................9
Where You Can Find More
   Information About Us.........................9


========================================================      =======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholder will not incur any of the expenses set forth below. All amounts shown are estimates.

         Filing fee for registration statement...................      $   46,91
         Legal fees and expenses ................................      $   5,000
         Accounting expenses.....................................      $   1,000
         Miscellaneous...........................................      $   1,000
         Total...................................................      $7,046.91


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's certificate of incorporation authorizes us to indemnify all persons permitted to be indemnified under Section 145 of the Delaware General Corporate Law, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 16. EXHIBITS.

EXHIBIT NO.          DESCRIPTION OF DOCUMENT
----------------     -----------------------------------------------------------
4.1                  Form of Underwriter's Warrant Agreement, including Form of
                     Warrant Certificate (incorporated herein by reference to the Company's Form SB-2 filed with the Commission on June
                     30, 1999).


5.1*                 Opinion of Loeb & Loeb LLP


23.1                 Consent of Eisner LLP


23.2* Consent of Loeb & Loeb LLP (included in their opinion filed as Exhibit 5.1)

24.1*                Power of Attorney (See page II-3 of the Registration
                     Statement)

----------
* Previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 3, 2004.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to;

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey on June 29, 2004.



                                       I.D. SYSTEMS, INC.



                                       By:   /s/ Jeffrey M. Jagid
                                             -----------------------------------
                                             Jeffrey M. Jagid
                                             Chief Executive Officer
                                             (Principal Executive Officer)





         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3/A has been signed below by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                       TITLE                              DATE
----------------------------------------------     ---------------------------------------     ----------------------
/s/ Jeffrey M. Jagid                               Chief Executive Officer and Director        June 29, 2004
----------------------------------------------     (Principal Executive Officer)
Jeffrey M. Jagid

            *                                      President, Chief Operating Officer and      June 29, 2004
----------------------------------------------     Director
Kenneth S. Ehrman

/s/ Ned Mavrommatis                                Chief Financial Officer (Principal          June 29, 2004
----------------------------------------------     Financial and Accounting Officer)
Ned Mavrommatis

            *                                      Director                                    June 29, 2004
----------------------------------------------
Beatrice Yormark

            *                                      Director                                    June 29, 2004
----------------------------------------------
Lawrence Burstein

            *                                      Director                                    June 29, 2004
----------------------------------------------
Michael Monaco

* By: /s/  Jeffrey M. Jagid
      ----------------------
      Jeffrey M. Jagid
      Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION OF DOCUMENT
------------        ------------------------------------------------------------
4.1                 Form of Underwriter's Warrant Agreement, including Form of
                    Warrant Certificate (incorporated herein by reference to the Company's Form SB-2 filed with the Commission on June 30,
                    1999).


5.1*                Opinion of Loeb & Loeb LLP


23.1                Consent of Eisner LLP


23.2* Consent of Loeb & Loeb LLP (included in their opinion filed as Exhibit 5.1)

24.1*               Power of Attorney (See page II-3 of the Registration
                    Statement)

----------
* Previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 3, 2004.